Exhibit 10.1

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	SBA Loan No	Account	Officer	Initials
$6,373,707.00	04/15/2020	04/15/2022	50002200	55284370-06		SBV

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Dawson Geophysical Company	Lender:	Dominion Bank
Address:	508 West Wall, Suite 800 Midland, TX 79701	Address:	17304 Preston Road, Suite 1100 Dallas, Texas 75252

PROMISE TO PAY. Borrower promises to pay to Lender, or order, in lawful money of the United States of America, the principal amount set forth above, together with interest on the unpaid principal balance from Loan Date, as set forth above, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a fixed interest rate of 1.000% per annum, until paid in full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. No payments are due on the loan evidenced by this Note until October 15, 2020, although interest will continue to accrue during the deferment period. Borrower will pay this loan in 19 equal monthly installments of principal and interest in the amount necessary to fully amortize the loan through the maturity date, as the same may be further adjusted as provided herein. Borrower’s first payment will be due on October 15, 2020, and all subsequent payments will be due on the same day of each month thereafter. Borrower’s final payment will be due on the date of Maturity, as set forth above. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued interest and then to the outstanding principal balance. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

POTENTIAL LOAN FORGIVENESS. This loan evidenced by this Note is being made to Borrower under the Paycheck Protection Program (“Program”) administered by the Small Business Administration (“SBA”). Under the Program, Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement on this loan: (a) payroll costs, (b) any payment of interest on a covered obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation), (c) any payment on a covered rent obligation, and (d) any covered utility payment. The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Program, including the provisions of Section 1106 of the CARES Act. Not more than 25% of the amount forgiven can be attributable to non-payroll costs. However, Borrower will remain liable for the full and punctual payment and satisfaction of the remaining outstanding principal balance of the loan plus accrued but unpaid interest, except with respect to any such portion of the Note that has been forgiven. Borrower acknowledges that Lender makes no representation or warranty as to: (i) Borrower’s ability to receive forgiveness for any portion of the Note under applicable law or the Program, or the amount of any such forgiveness; (ii) the documentation required for any forgiveness; or (iii) the tax consequences, federal, state or otherwise, if any, associated with the forgiveness of any portion of the Note. Lender will have no liability to Borrower with respect to any determination made by Lender or SBA with respect to the amount of loan forgiveness, if any, to which Borrower may be entitled under the Program. The amount of loan forgiveness, if any, will be applied in the same manner as all other payments under this Note, and Lender will recalculate the fixed payments due under this Note after loan forgiveness, if any, based on a new amortization schedule and provide Borrower with notice of such revised payment amount.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 30/360 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (360 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may prepay this Note in whole or in part at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the loan has been sold on the secondary market, Borrower must: (a) give Lender written notice; (b) pay all accrued interest; and (c) if the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under clause (b) of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

Prepayment in full will consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to Dominion Bank, 17304 Preston Road, Suite 1100, Dallas, Texas 75252.

NON-RECOURSE. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note will be increased to a rate per annum equal to the maximum rate published by SBA in the Federal Register.

DEFAULT. Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower: (a) fails to perform as required by this Note or any other documents relating to the loan; (b) defaults on any other loan with Lender; (c) does not disclose, or anyone acting on Borrower’s behalf does not disclose, any material fact to Lender or to the SBA; (d) makes, or anyone acting on Borrower’s behalf makes, a materially false or misleading representation to Lender or to the SBA; (e) defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note; (f) fails to pay any taxes when due; (g) becomes the subject of a proceeding under any bankruptcy or insolvency law; (h) has a receiver or liquidator appointed for any part of its business or property; (i) makes an assignment for the benefit of creditors; (j) has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note; (k) reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; (l) becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note; or (m) for any reason it is determined that the Borrower is not eligible to obtain the loan under the Program or otherwise violates any term or requirement of the Program.

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LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay, and Borrower will pay Lender’s reasonable attorney fees. Borrower will also pay Lender any other amounts Lender actually incurs, including court costs or other expenses, arising out of or relating to the collection of this Note, unless otherwise prohibited by applicable law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

SBA PROVISIONS. When the SBA is the holder, this Note will be interpreted and enforced under Federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any Federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt Federal law.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Dallas County, State of Texas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

AGREEMENT TO MAKE CHANGES TO THIS NOTE. Borrower acknowledges that in order to disburse the loan proceeds to Borrower at the earliest possible time, Lender has prepared this Note based on its current understanding of the Program and the terms thereof. Notwithstanding anything herein to the contrary, (i) Borrower agrees that this Note shall be interpreted and construed in a manner consistent with the requirements of the Program, and (ii) Borrower agrees that, if Lender deems it necessary or appropriate to amend this Note in any respect in order for this Note to comply with the requirements of the Program or for the SBA to guarantee all or any portion of the amounts outstanding under this Note, Borrower will sign and deliver to Lender any amendment to this Note or a new note in replacement of this Note, with the terms of any amendment or new Note retroactive to the date of this Note. Borrower will also execute any additional documentation the Lender requests that Lender believes is consistent with the purposes of the Program.

ASSIGNMENT; SUCCESSOR INTERESTS. This Note benefits Lender and its successors and assigns, and binds Borrower and Borrower's heirs, successors, assigns, and representatives. This Note may be assigned or transferred, in whole or in part, by Lender to any person or entity at any time without notice to or the consent of Borrower. Borrower may not assign or transfer this Note or any of its rights or obligations hereunder without the prior written consent of Lender.

GENERAL PROVISIONS. NOTICE: Under no circumstance (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term “maximum rate permitted by law” as used in this Note means the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the laws of the State of Texas, as applicable. Any such excess interest or unauthorized fee will, instead of anything stated to the contrary, be applied first to reduce the principal balance of this Note, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by Borrower and Lender. To the extent permitted by law, Borrower waives presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note will be released from liability. Borrower agrees that Lender may renew or extend (repeatedly and for any length of time) this loan and take any other action deemed necessary by Lender without the consent of or notice to anyone.

COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which will constitute an original, but all taken together will constitute a single contract. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

ELECTRONIC EXECUTION. The words “execution,” “signed,” “signature,” and words of similar import in the Note will be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which will be of the same effect, validity and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C.A. § 7001 et seq.).

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

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BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

Dawson Geophysical Company

By:	/s/ James Brata
Name:	James Brata
Title:	Secretary